UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2022, the Company and the holder of all of the Company’s Series A Preferred Stock (the “Investor”), entered into a Forbearance Agreement and Waiver, dated April 27, 2022, wherein the Investor confirmed that no Triggering Event as defined under the Certificate of Designations for the Series A Preferred Stock (“COD”) has occurred prior to April 27, 2022, that a Triggering Event under Section 5(a)(ii) will and has occurred on April 29, 2022, and that in consideration for the Registration Delay Payments the Company is obligated to pay under the Registration Rights Agreement dated May 20, 2021 (“RRA”), and additional amounts the Company is obligated to pay under the COD and the Investor’s legal fees incurred in the preparation of the Forbearance Agreement and Waiver in the aggregate of $538,823.00 to be paid upon execution of the Forbearance Agreement and Waiver, and so long as the Company pays the Registration Delay Payments that become due and payable under the RRA after the execution of the Forbearance Agreement and Waiver, the Investor has agreed to forbear exercising any rights or remedies that it may have under the COD that arises as a result of a Triggering Event under Section 5(a)(ii) of the COD and Section 4(c)(ii) of the Warrant until the earlier to occur of (i) the date immediately prior to the date of occurrence of a Bankruptcy Triggering Event, (ii) the date of occurrence of any other Triggering Event under Section 5(a) of the COD (excluding any Triggering Event arising solely as a result of Section 5(a)(ii) of the COD and Section 4(c)(ii) of the Warrant), (iii) the time of any breach by the Company under the Forbearance Agreement and Waiver, (iv) the Resale Availability Date as defined therein and (v) June 4, 2022 (such period, the “Forbearance Period”). Provided that the Company is not in breach of its obligations under Forbearance Agreement and Waiver, effective as of the Trading Day immediately following the date the Company cures the Triggering Event under Section 5(a)(ii) of the COD, the Investor agrees to waive any rights or remedies that it may have under the COD that arises as a result of a Triggering Event under Section 5(a) of the COD and Section 4(c)(ii) of the Warrant that may have arisen prior to the date of the Forbearance Agreement and Waiver. The COD and RRA were previously filed as Exhibits 3.4 and 10.9 to the Company’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on September 13, 2021, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	Forbearance Agreement and Waiver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve Carchedi
Steve Carchedi
Chief Executive Officer

Dated: May 5, 2022